EXHIBIT 3.1

   ARTICLES OF INCORPORATION

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4620
(775) 684-5708
Website:  www.nvsos.gov

Articles of Incorporation (PURSUANT TO NRS CHAPTER 78)	Filed in the Office of Ross Miller, Secretary of State, State of Nevada Document Number 20110421052-98 Filing Date and Time 06/06/2011 11:06 AM\ Entity Number E0323382011-1

1.  Name of Corporation:     SERVICE TEAM INC.

2.  Registered Agent for Service of Process Commercial Registered Agent:                PARACORP  INCORPORATED

3.  Authorized Stock:      74,000,000 common shares par value .001
                                                100,000 preferred shares par value .001

4.  Names and Addresses of Board of Directors – Robert L. Cashman, 18482 Park Villa Place, Villa Park, California 92861

5.  Purpose:       Any legal purpose.

6.  Name and Address of Signature of Incorporator - /s/ Robert L. Cashman, 18482 Park Villa Place, Villa Park, California 92861

7.  Certificate of Acceptance of Appointment of Registered Agent - /s/ Michele Calkins for PARACORP, INC.